                                                                     EXHIBIT 4.2


                         DEBENTURE PURCHASE AGREEMENT
                    AND AMENDMENT TO STOCKHOLDERS AGREEMENT

          THIS AGREEMENT, made as of the 25th day of July, 1989 by and between
                                         ----        ----
SATELLINK PAGING INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as the "Corporation"), and its stockholders listed on Exhibit A hereto (such stockholders sometimes hereinafter
                       ---------
referred to individually and collectively as the "Stockholder" and the "Stockholders");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company has 27,970.540 shares of $.01 par value Class A Voting Common Stock issued and outstanding, and 1621.318 shares of $0.01 par value Class B Non-voting Common Stock issued and outstanding, the ownership of which is shown on Exhibit A, (as to each Stockholder, all such shares of capital stock in the Company owned by such Stockholder, whether now or hereafter issued or resulting from conversion of the Debentures hereinafter described, stock split, recapitalization or merger effected by the Company, are herein referred to collectively as the "Shares"); and

     WHEREAS, the Company wishes to offer to the Stockholders on the terms and conditions set forth herein, certain convertible debentures of the Company in the aggregate amount of $450,000; and

     WHEREAS, the Stockholders desire to enter into this Agreement with the Company regarding the sale of such debentures;

     WHEREAS, The Company and the Stockholders also desire to amend the Stockholders Agreement hereinafter referred to in connection with the sale of such debentures;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     Whenever used in this Agreement, the following terms shall have the meaning set forth below:

     1.01  "Agreement" means this Agreement together with any addenda and
            ---------
amendments made in the manner described in this Agreement.

     1.02  "Conversion Shares" means all shares of the stock
            -----------------
any class or series at any time issued by the Company and now or in the future owned either of record or beneficially by a Stockholder as a result of a conversion of all or any portion of the Debentures and shall include any shares of stock issued with respect to the Conversion Shares pursuant to stock splits, stock dividends, a recapitalization or merger.

     1.03  "Debenture" or "Debentures" means the 10% Convertible Debentures of
            ---------      ----------
the Company Due June 30, 1992, as more fully described in the form of Debenture attached hereto as Exhibit B and incorporated by reference herein.
                   ---------

     1.04  "Stockholders Agreement" means that certain Stockholders Agreement,
            ----------------------
dated as of August 1, 1988, among the Company, the Stockholders, and David F. Robertson, as the same may be hereafter amended.

                                  ARTICLE II
                                  ----------

                      AMENDMENT OF STOCKHOLDERS AGREEMENT
                      -----------------------------------

     2.01 Acknowledgments. All of the parties hereto do hereby acknowledge and
          ---------------
agree as follows:

        (a) David F. Robertson is no longer a party to the Stockholders Agreement, his entire interest in the Company having heretofore been repurchased by the Company with the consent of all the Stockholders. It is likewise acknowledged that for all purposes of the Stockholders Agreement, a person shall no longer be deemed a party thereto once that person's entire investment interest in the Company (whether in the form of Shares or Debentures) has been terminated, whether by transfer to a third party as permitted under the Stockholders Agreement or by repurchase by the Company or other Stockholders contemplated thereby.

     (b) The pre-emptive rights accorded the Stockholders pursuant to Section 4 of the Stockholders Agreement are not applicable to the sale of the Debentures or the issuance of stock of the Company upon conversion thereof, in as much as the minimum conversion price under the Debentures is greater than $62.227 per share. Nevertheless, it is acknowledged that the Debentures have been initially offered to the Stockholders in proportion to their respective percentage equity interests in the Company.

     2.02. Amendments. The Stockholders Agreement is hereby amended as follows:
           -----------

     (a) Each of the Debentures purchased or to be purchased pursuant hereto is hereby made subject to all of the options and restrictions set forth in Section 1 of the Stockholders Agreement.

     (b) In the event any option referred to in Section 1 of the Agreement shall become exercisable with respect to Stockholders any Debenture, the price payable by the Company or the purchasing Stockholders, as the case may be, for such Debenture shall be the principal amount of such debenture plus accrued but unpaid interest thereon; and such price is expressly agreed to be applicable even in the case of a proposed third-party sale as described in Section 1
(a)(ii) of the Stockholders Agreement. Because there is no need to determine the option price of a Debenture by appraisal, it is acknowledged and agreed that the periods for exercise of the options provided in Section 1 of the Stockholders Agreement in the case of Debentures shall be thirty (30) days for the Company's initial repurchase option followed by an additional thirty (30) days for the options of the other Stockholders, if applicable. All such periods shall begin on the respective dates as provided in the Stockholders Agreement, and, in the case of a Stockholder's death, shall be subject to tolling as provided in the Stockholders Agreement pending the appointment of the deceased Stockholder's personal representative.

    (c) Once any option described in Section 1 of the Stockholders Agreement becomes applicable to any Debenture, the holder's right to convert the Debenture shall be suspended until either the option has been exercised and the Debenture purchased thereunder, or all option periods described in the Stockholders' Agreement have expired without exercise of any appicable option. Upon the exercise of such an option and the purchase the Debenture, or upon the expiration of all applicable option periods, any conversion rights then applicable under the terms of the Debenture shall again be exercisable in accordance with the terms therof by the then owner of the Debenture.

     (d) In addition to the restrictions and conditions set forth in the Stockholders Agreement, it is further agreed that a Stockholder may transfer all or any portion of the Debentures (or any Conversion Shares) to a third party if and only if, prior to
                                        --------------
the consummation of any such transfer, (i) the Company shall have received the opinion of its counsel, or counsel satisfactory to it, that such transfer does not require registration under the Securities Act of 1933 and any applicable state securities laws, and (ii) the transferring Stockholder shall obtain the written agreement of such transferee that the transferee will be bound by, and the Debentures or Conversion Shares transferred will be subject to, this Agreement and the Stockholders Agreement. Such written agreement shall be attached as an addendum to this Agreement and the Stockholders Agreement, and shall thereby be incorporated as a part of this Agreement and the Stockholders Agreement, whereupon such transferee shall have adopted this Agreement and the Stockholders Agreement, and thereafter shall be a party hereto and thereto, and the term "Stockholder" as used herein shall thereafter mean and include such transferee. The Company shall not give effect an its books to any transfer or purported transfer of Debentures or Conversion Shares held or owned by person unless each conditions hereof effecting such transfer shall have been satisfied.

                                   ARTICLE III
                                   ----------
                             PURCHASE OF DEBENTURES
                             ----------------------

     3.01     Agreement to Purchase.  Each Stockholder hereby agrees to purchase
              ---------------------
Debentures in the total principal amount set forth beside that Stockholder's signature at the end of this Agreement. In the event the word "none" appears beside a Stockholder's name, then such Stockholder is entering into this Agreement solely for the purpose of joining in the agreements set forth in
Article II above.

     3.02     Price and Payment.  The purchase price of each Debenture shall be
              -----------------
the face principal amount thereof, as indicated next to the Stockholder's signature below, which amount shall be payable in cash. Each Debenture shall be issued effective on the date of receipt of the purchase price therefor, and interest shall accrue thereunder from such date. Unless full payment is received on or before July 1, 1989, the Stockholder's right to purchase any Debentures shall, at the option of the Company, be forfeited, and the Debenture which the defaulting Stockholder has agreed to purchase may be offered to other Stockholders.


                                   ARTICLE IV
                        REPRESENTATIONS OF STOCKHOLDERS
                        -------------------------------

     Each Stockholder purchasing Debentures represents, warrants, covenants and agrees with the Company as follows:

     4.01 The Debenture to be purchased by such Stockholder is being received for such Stockholder's own account without participation of any other person (or for a trust or custodial account if the purchaser is a trustee or custodian), with the intent of holding such Debenture and the Conversion Shares issued upon conversion thereof for investment and without the intent of participating, directly or indirectly, in a distribution of the Debentures or the Conversion Shares and not with a view to, or for resale in connection with, any distribution of the Debentures or the Conversion Shares or any portion thereof; and the Stockholder either has a preexisting personal or business relationship with the Company or one or more of its officers or directors, or is an "Accredited Investor" within the meaning of Rule 501 of the Securities and Exchange Commission, or is an executive officer of the Company, or, by reason of his or her business or financial experience or the business and financial experience of his or her professional advisors, has the capacity to protect his or her interests in connection with the purchase of the Debentures; and the Stockholder has reviewed, or has been given the opportunity to review, any and all books and records of the Company, contracts, financial statements, business plans, and any other information in the Company's possession which the Stockholder has deemed relevant to his, her, or its investment evaluation of the Debentures.

     4.02 The Debentures to be sold to such Stockholder, and the Conversion Shares to be issued to such Stockholder upon conversion of such Debentures, will not be offered for sale, sold or transferred by such Stockholder other than pursuant to:

(a) An effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws;

(b) An effective registration under the Securities Act of 1933 as amended (the "1933 Act"), or a transaction exempt from registration under the 1933 Act; and

(c) Compliance with the applicable securities laws.

                                   ARTICLE V
                                   ---------
                              LEGEND ON DEBENTURES
                             ---------------------

     5.01 Each Debenture shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and applicable securities law (any such Debenture or not having such legends shall be surrendered upon demand the Company and so endorsed):

     "This Debenture (and any shares of stock issued upon conversion hereof) are subject to and transferable only in accordance with that certain Stockholders Agreement by and among Satellink Paging, Inc. (the "Company") and the Stockholders thereof dated as of August 1, 1988, as amended, a copy of which is on file at the office of the Company in Atlanta, Georgia (the "Stockholders' Agreement"). No transfer or pledge of this Debenture (or any shares of stock issued upon conversion hereof) may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this Debenture, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

     "This Debenture (and any shares of stock issued upon conversion hereof) have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in the transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

A copy of this Agreement shall be kept on file in the principal office of the Company.

     5.02 The parties to this Agreement intend that the legend conform to the provisions of Section 11-8-204 of the Uniform Commercial Code of Georgia and Section 14-2-120(d) of the Georgia Business Corporation Code. This legend may be modified from time to time by the Board of Directors the Company to conform to any amendments to Section 11-8-204, Section 14-2-120(d)
(or any successor provisions), to other applicable laws, or to this Agreement. The parties acknowledge that any Conversion Shares issued will also carry an appropriate legend as required by the Stockholders Agreement and by applicable securities laws.

                                   ARTICLE VI
                                   ----------
                                 MISCELLANEOUS
                                 -------------

     6.01 This Agreement may not be amended or terminated orally; and no amendment, termination or attempted waiver of any part or provision hereof shall be valid unless in writing and signed by the party sought to be bound.

     6.02 Any and all notices, designations, consents, offers, acceptances or any other communication under this Agreement shall be given in writing and delivered by personal delivery or by certified mail, return receipt requested postage and charges prepaid, which shall be addressed as shown beside the respective names of the parties hereto at the end of this document.

Any party hereto may change the address to which notices, requests, demands, tenders and other communications to such party shall delivered or mailed by giving notice thereof to the other parties hereto in the manner provided. Notices delivered in person shall be effective and deemed received on the date of delivery. Notices sent by mail shall be effective and deemed received upon the date of actual receipt or five (5) days after mailing, whichever is earlier.

     6.03 No delay or omission by the Company in exercising any of its rights shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent or a waiver of any right or remedy on any future occasion.

     6.04 Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

     6.05 The parties agree to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

     6.06 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall construed if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     6.07 This Agreement shall be binding upon and shall inure to the benefit of each Stockholder and its, hers or his respective heirs, successors, legal representatives and lawful assigns. Except as expressly provided herein, no party shall have the right to assign this Agreement, or any interest under this Agreement, without the prior written consent of the other parties. Notwithstanding anything to the contrary contained in this Agreement, no attempted transfer of Debentures or Conversion Shares or any interest therein shall be valid unless and until the acquiror of such Debentures or Conversion Shares or interest therein agrees in writing to accept and be bound by all the terms and conditions of this Agreement and the Stockholders Agreement, in which case all such terms and conditions shall inure to the benefit of and be binding upon such acquiror, his successors, personal representatives, heirs and permitted assigns to the same extent as if such acquiror had originally been a party to this Agreement and the Stockholders Agreement.

     6.08 This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

     6.09 This writing expresses the entire understanding and agreement of the parties hereto with respect to such terms, restricitions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

STOCKHOLDER                    DEBENTURE           ADDRESS
-----------                    AMOUNT              -------
                               ------
                (SEAL)
---------------
Marc A. Comeaux                ------              ----------------------

                                                   ----------------------

--------------- (SEAL)         ------              ----------------------
Jerry W. Mayfield
                                                   ----------------------

--------------- (SEAL)         ------              ----------------------
James  O. Carpenter
                                                   ----------------------

---------------  (SEAL)
Ira Carpenter,  Jr.            ------              ----------------------

---------------  (SEAL)        ------              ----------------------
Charles R. Carpenter
                                                   ----------------------

---------------  (SEAL)        ------              ----------------------
Robert D. Gage,  III
                                                   ----------------------

---------------  (SEAL)        ------              ----------------------
Robert D. Gage,  IV
                                                   ----------------------
---------------- (SEAL)
Jay Menard                     ------              ----------------------

                                                   ----------------------
---------------- (SEAL)
Mary Menard                    ------              ----------------------

                                                   ----------------------
---------------- (SEAL)
Jay Andre Menard               ------              ----------------------

                                                   ---------------------

---------------  (SEAL)
E. Paul Breaux,III             ------              ----------------------

                                                   ----------------------

---------------- (SEAL)
David Autin                    ------              ----------------------

                                                   ----------------------

---------------- (SEAL)
Robert Poche'                  ------             ----------------------

                                                  ----------------------

---------------- (SEAL)
Humberto Izquierdo             ------              ---------------------

                                                   ---------------------

CUE PAGING CORPORATION


By: /s/ Donald M. McDonnell
   -----------------------------

Title: President
      --------------------------

Attest: /s/ J. G. O'Neill
       -------------------------
       Secretary

(CORPORATE SEAL]

SATELLINK PAGING, INC.

By:
  -------------------------------
Title:
     ----------------------------

Attest:
      ---------------------------
      Secretary

[CORPORATE SEAL]

                                   EXHIBIT A

                             SATELLINK PAGING INC.

                              SHAREHOLDER LISTING


I.  Voting Stock - Class A

           Name                                 Shares
           ----                                 ------

    Marc A. Comeaux                              6,455
    Jerry W. Mayfield                            5,277
    James 0. Carpenter                       2,785.629
    Charles R. Carpenter                       285.667
    Ira Carpenter, Jr.                         714.193
    E. Paul Breaux,  III                         1,094
    Jay Menard                                   1,000
    Mary E. Menard                               1,000
    Jay E. Menard                                1,000
    David L. Autin                                 574
    Robert D. Gage, III                      1,749.859
    Robert D. Gage, IV                       1,749.859
    Cue Paging Corporation                   4,285.333
                                            ----------
                                            27,970.540


II.  Non-Voting Stock -  Class B

           Name                                 Shares
           ----                                 ------

    Robert P.  Poche'                              400
    Humberto Izquierdo                             150
    Cue Paging Corporation                     535.667
    Robert D. Gage, III                        156.233
    Robert D. Gage, IV                         156.233
    James 0. Carpenter                          98.204
    Charles R. Carpenter                        35.707
    Ira Carpenter,  Jr.                         89.274
                                             ---------
                                             1,621.318

                                EXHIBIT B

     This Debenture (and any shares of stock issued upon conversion hereof) are subject to and transferable only in accordance with that certain Stockholders Agreement by and among Satellink Paging, Inc. (the "Company") and the Stockholders thereof, dated as of August 1, 1988, as amended, a copy of which is on file at the office of the Company in Atlanta, Georgia (the "Stockholders' Agreement"). No transfer or pledge of this Debenture (or any shares of stock issued upon conversion hereof) may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this Debenture, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement.

     This Debenture (and any shares of stock issued upon conversion hereof) have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in the transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.

                            SATELLINK PAGING, INC.

                  10% CONVERTIBLE DEBENTURE DUE JUNE 30, 1992

                                                     Atlanta, Georgia

    $                                                          , 1998
     ------------------                              ----------

     SATELLINK PAGING, INC., a Georgia corporation (the "Company") promises to
pay to                                 (the "Holder") the principal sum
      --------------------------------
of
  -------------------------------

($        ) DOLLARS on June 30, 1992 (the "Maturity Date"), upon the surrender
  --------
of this Debenture to the Company, and to further observe the following provisions:

     1.   Interest. The Company promises to pay interest on the principal amount
          --------
set forth above at the rate of Ten (10%) percent per annum, payable quarterly commencing on September 30, 1989. Interest on this Debenture will be computed on the basis of a 360-day year of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance.

     2.   Conversion. The Holder may convert this Debenture in its entirety into
          ----------
shares of Class A Voting Common Stock, $.01 par value, of the Company (the "Common Stock") at any time before the close of business on the second anniversary of the date hereof, at a conversion price of determined as follows:

          (a) In the event conversion is effected on or before the close of business on the first anniversary of the date of this Debenture, the conversion price shall be $66.667 per share.

          (b) In the event conversion is effected after the first anniversary of the date of this Debenture, and on or before the close of business on December 31, 1990, the conversion price shall be $80.00 per share.

          (c) In the event conversion is effected after December 31, 1990 and on or before the close of business of the second anniversary of the date hereof the conversion price shall be $100.00 per share.

     This Debenture shall not be convertible after the close of business on the second anniversary of the date hereof. The date hereof, the Maturity Date, and the dates above for determining the conversion price shall be as stated on this Debenture notwithstanding that the initial issuance hereof, may occur on a date later than that specified above.

     Partial conversions of this Debenture are not permitted.

     The number of shares issuable upon conversion of this Debenture equals the principal amount hereof divided by the conversion price. In the event of a dividend payable in Common Stock or a subdivision, combination or reclassification of the Common Stock, or in the event of a distribution to holders of

Common Stock of any shares of capital stock of the Company other than Common Stock, the conversion privilege and the conversion price in effect immediately prior to any such event shall be adjusted so that the Holder of this Debenture may recevie upon conversion the number of shares of Common Stock of the Company that would have been received if conversion of the Debenture had occurred immediately prior to such event. For a dividend or distribution, the adjustment shall become effective on the payment date but as of the date immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. On conversion no adjustment for interest or dividends will be made, and the Company will deliver cash based on the conversion price of a whole share in lieu of any fractional share. To convert the Debenture, the Holder must (i) complete and sign the conversion notice on the Debenture, (ii) surrender the Debenture to the Company, (iii) furnish appropriate endorsements or transfer documents if required by the Company, (iv) pay any transfer or similar tax, if required, and
(v) enter into the Stockholders Agreement between the Company and its shareholders dated as of August 1, 1988 (and as it may subsequently be amended) if such Holder is not a party thereto.

     3.   Redemption. The Company may redeem the Debenture at any time at the
          ------------
Company's option upon mailing a notice of not less than 30 nor more than 60 days prior to the date fixed for such redemption to the Holder at his or its address on the books of the Company at a redemption price of the principal amount of the Debenture plus accrued interest to the redemption date. The Holder of a Debenture which shall be called for redemption, shall have no right convert the Debenture into shares of Common Stock after the tenth business day prior to the date fixed for redemption. The Company may redeem this Debenture only if the Company redeems all of its 10% Convertible Debentures Due June 30, 1992 then outstanding. Purchase by the Company of any Debenture pursuant to the terms of the Stockholders Agreement shall not be considered a redemption, and the Company shall at all times have the rights with respect to this Debenture, and any shares of stock issued upon conversion hereof, provided for in the Stockholders Agreement.

     4.   Default. In the event the Company defaults in payment of principal
          ---------
hereunder when due, or defaults in the payment of interest and fails to cure such default within ten days after receipt of demand by the holder hereof the holder may declare the entire principal amount hereof, and all accrued and unpaid interest immediately due and payable; and in such event the holder hereof shall have all rights and remedies available under the circumstances at law or in equity.

     5.   No Recourse Against Others. A director, officer, employee or
          --------------------------
stockholder, as such, of the Company, shall not have any liability for any obligations of the Company under the Debenture. The Holder by accepting a Debenture waives and releases all such liability, and such waiver and release are part of the consideration for the issue of the Debenture.

     6.   No Waiver. No delay or omission on the part of Holder in exercising
          ---------
any right hereunder shall operate as a waiver of such right or any other right under this Debenture. A waiver on one occasion shall not be construed as a bar to or waiver of any right in the future.

     7.   Governing Law. This Debenture shall be construed and enforced in
          -------------
accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Debenture under its corporate seal, and the same has been attested, all by its officers thereunto duly authorized, the day and year first above written.

                                                  SATELLINK PAGING, INC.

                                                  By:
                                                      ---------------------

[CORPORATE SEAL]                                  Title:
                                                         ------------------


Attest:
       -------------------------
       Secretary

                              FORM OF ASSIGNMENT

The undersigned hereby assigns and transfers

this Debenture in the principal amount of
$                  to                        and
 -----------------    ----------------------
appoints                     agent to transfer this
         --------------------
Debenture on the books of the Company. The agent

may substitute another to act for him.


                             --------------------

                             Date:
                                  ---------------

Signature guaranteed by:


------------------------

                               CONVERSION NOTICE


        The undersigned hereby gives notice of conversion pursuant to
Paragraph 2 of this Debenture in the principal amount of $              ,
                                                          -------------

with such conversion to be made on                         , 19      .
                                  ------------------------     ------


                                -------------------------------------

                                Date:
                                     --------------------------------

Signature guaranteed by:


------------------------